Exhibit 99.1

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Name:	Copy No.:

GEOKINETICS INC.

November 4, 2005

By reading the information contained within this Confidential Private Placement Memorandum, the recipient agrees with Geokinetics Inc. and RBC Capital Markets Corporation to maintain in confidence such information, together with any other non-public information regarding Geokinetics Inc. obtained from Geokinetics Inc. and RBC Capital Markets Corporation, or their respective agents, during the course of the proposed offering. Geokinetics Inc. and RBC Capital Markets Corporation have caused these materials to be delivered to you in reliance upon such agreement and upon Rule 100(b)(2)(ii) of Regulation FD, as promulgated by the United States Securities and Exchange Commission.

Subject to Completion

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Up to [      ] Shares of Common Stock

November 4, 2005

Geokinetics Inc. is offering to sell up to [      ] shares of its Common Stock, par value $.001 per share (“Common Stock”), to selected investors that qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  This offer, and the subsequent sale by us of the securities offered by this Confidential Private Placement Memorandum, is exempt from the registration requirements of the Securities Act. The offer is subject to a number of closing conditions, including the execution of a securities purchase agreement by us and you.  The shares of Common Stock are referred to in this Confidential Private Placement Memorandum as the “Offered Securities.”

The purchase price of our Common Stock is $             per share.

The Offered Securities have not been registered under the Securities Act or the securities laws of any jurisdiction.  Until the Offered Securities are registered, they may not be transferred by you in the absence of an effective registration statement under the Securities Act or evidence acceptable to us and our counsel, which may include an opinion of your counsel, that registration is not required.

We will file a shelf registration statement within 90 days after this offering to register for resale the Offered Securities.  Our Common Stock is quoted on the NASDAQ Over the Counter Bulletin Board under the symbol “GOKN.OB”. The last reported sale price per share of our Common Stock on the OTCBB on November 4, 2005 was $1.65.

RBC Capital Markets Corporation has agreed, as our exclusive placement agent, to offer the Offered Securities on our behalf on a reasonable efforts basis. The Offered Securities are being offered only to investors who meet certain qualifications, and we reserve the right to increase or decrease the number of Offered Securities offered and the purchase price of the Offered Securities, approve or disapprove each investor, and accept or reject any offer to purchase, in whole or in part, in our sole discretion prior to our execution of the securities purchase agreement.

We will deliver the Offered Securities to purchasers within three business days of the closing.

The exclusive placement agent for the offering is:

This Confidential Private Placement Memorandum does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any state or in any other jurisdiction in which such an offer or solicitation is not authorized.  Except as otherwise indicated, the information contained in this Confidential Private Placement Memorandum is accurate only as of the date on the front cover of this Confidential Private Placement Memorandum, regardless of the date of delivery of this Confidential Private Placement Memorandum to you or any sale of the Offered Securities.  Our business, financial condition and prospects may have changed since such date.  No person has been authorized to provide you with different or additional information.  Offers to sell or solicitations of an offer to buy any of these securities will be made only after prospective investors have had an opportunity to perform their own due diligence investigations.

In this Confidential Private Placement Memorandum, references to the “Company,” “Geokinetics,” “GOKN,” “we,” “our” or “us,” refer to Geokinetics Inc., together with our consolidated subsidiaries, unless the context otherwise requires.

The Offered Securities have not been registered under the Securities Act or applicable state securities laws.  The Offered Securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or other regulatory authority, nor have any of the these commissions or authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of this Confidential Private Placement Memorandum.  Any representation to the contrary is a criminal offense.

The purchase of our Offered Securities entails a number of very significant risks.  See “Risk Factors” beginning on page 7 of this Confidential Private Placement Memorandum.  Because of these risks, you should invest your money only if you are able to bear the full economic risk, and withstand the total loss, of your entire investment.

IMPORTANT CONSIDERATIONS

We intend that this offering of Offered Securities be made only to investors that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, purchasing the Offered Securities in the ordinary course of their business for their own account and not with a view to, or in connection with, any distribution. We have retained RBC Capital Markets Corporation to act as the exclusive placement agent (“Placement Agent”) for this offering and to introduce us to accredited investors.  The fee for this service and all other services RBC Capital Markets Corporation provides in connection with this offering will be payable by us.

WE HAVE PREPARED THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM SOLELY FOR THE BENEFIT OF PERSONS INTERESTED IN PURCHASING THE OFFERED SECURITIES.  THE INFORMATION CONTAINED IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, OTHER THAN PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH ARE INCORPORATED BY REFERENCE HEREIN, IS STRICTLY CONFIDENTIAL.  YOU AGREE TO USE THIS INFORMATION FOR THE SOLE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT IN THE OFFERED SECURITIES AND FOR NO OTHER PURPOSE.  YOU ARE PROHIBITED FROM REPRODUCING OR DISTRIBUTING THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR IN PART.  FURTHER, THE EXISTENCE AND NATURE OF ALL CONVERSATIONS REGARDING THIS OFFERING MUST BE KEPT STRICTLY CONFIDENTIAL.  YOU SHOULD BE AWARE THAT THE FEDERAL SECURITIES LAWS MAY IMPOSE RESTRICTIONS ON TRADING IN COMMON STOCK BASED ON INFORMATION REGARDING THIS OFFERING.  BY ACCEPTING THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, YOU AGREE TO COMPLY WITH THESE RESTRICTIONS AND TO PROMPTLY RETURN TO US OR THE PLACEMENT AGENT THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND ANY OTHER DOCUMENTS OR INFORMATION FURNISHED BY OR ON BEHALF OF US OR THE PLACEMENT AGENT IF YOU ELECT NOT TO PURCHASE THE OFFERED SECURITIES.

The delivery of this Confidential Private Placement Memorandum constitutes an offer only to the individual or entity whose name appears on the front cover.  We may withdraw, cancel or modify this offer at any time and without prior notice.

This Confidential Private Placement Memorandum does not purport to be all-inclusive or contain all the information that you may desire in investigating us.  You must rely on your own examination of us and the terms of this offering, including the merits and risks involved in making an investment decision with respect to the Offered Securities.  You should not construe any statements made in this Confidential Private Placement Memorandum as investment, tax, accounting or legal advice.  Prior to making an investment decision regarding the Offered Securities, you should consult your own investment, tax or other advisors, accountants and legal counsel, and carefully review and consider this entire Confidential Private Placement Memorandum and the information incorporated by reference in this Confidential Private Placement Memorandum. Please note that when we refer to “this Confidential Private Placement Memorandum,” we also are referencing all attached exhibits and documents incorporated by reference into this Confidential Private Placement Memorandum.

No person has been authorized to give any information or make representations in connection with this offering other than the information and representations contained or incorporated by reference in this Confidential Private Placement Memorandum, and, if such information or representations are given, they must not be relied upon as having been authorized by us or the Placement Agent.  Prior to your purchase of the Offered Securities, you will have the opportunity to ask questions of, and receive answers from, one of our representatives at our principal office during business hours, concerning the terms and conditions of this offering and to obtain any additional information which we possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in this Confidential Private Placement Memorandum.  If you wish to obtain any such information, please contact the individuals listed under “Additional Information” on page 5 of this Confidential Private Placement Memorandum.

Any additional information or representations given or made by us or the Placement Agent in connection with this offering, whether oral or written, are qualified in their entirety by the information set forth and incorporated by reference in this Confidential Private Placement Memorandum, including, but not limited to, the risk factors beginning on page 7.  The Offered Securities are suitable only for sophisticated investors and purchasers of these securities must have the financial ability and willingness to accept the high risks and lack of liquidity in an investment in us.  You must be prepared to accept such risks for an indefinite period of time.

The sale of the Offered Securities is subject to the provisions of a securities purchase agreement and other related agreements which you will be required to sign if you purchase the Offered Securities.  You should not purchase the Offered Securities unless you have completely and thoroughly reviewed the provisions of the securities purchase agreement and other related agreements.  In the event that any of the terms, conditions or other provisions of the securities purchase agreement and related agreements, are inconsistent with or contrary to the information provided in this Confidential Private Placement Memorandum, the terms of such agreements will control.

In recognition of the fact that investors, even though purchasing the Offered Securities without a view to the distribution thereof, may wish to be legally permitted to sell their shares of Common Stock when they deem appropriate, we have agreed to prepare and file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of such Common Stock from time to time and prepare and file such amendments and supplements to the shelf registration statement as may be necessary to keep it effective until the earlier of:

•                                          the date on which all the securities registered under the registration statement have been sold, or

•                                          the date on which the securities may be publicly offered and sold by the investors (other than our affiliates) without registration and without regard to manner of sale or volume limitations by reason of Rule 144(k) under the Securities Act or any other rule or similar effect.

We will pay all costs, expenses and fees in connection with the shelf registration statement other than brokerage commissions and similar selling expenses relating to the sale of the registered shares.

We agree to use our reasonable efforts, subject to receipt of necessary information from all investors, to cause a shelf registration statement to become effective within 90 days (or 120 days in the event the registration statement is reviewed by the Securities and Exchange Commission) after closing to the offering.  Notwithstanding the filing of the shelf registration statement, you will not be able to sell shares acquired through this offering pursuant to the shelf registration statement before such registration statement becomes effective or, after effectiveness, during certain periods until we have amended or supplemented the shelf registration statement.  By executing the securities purchase agreement, you also are agreeing to indemnify us, the Placement Agent and each other selling stockholder under the shelf registration statement against certain liabilities.

The completion of the purchase and sale of the Offered Securities will be at a place and time specified by us and of which the investors shall have been notified by facsimile or otherwise.

We will prepare a questionnaire for you to complete requesting certain information about you which is required to be disclosed in the shelf registration statement.  You must complete the questionnaire when you execute the securities purchase agreement.

Certificates evidencing the Common Stock will be delivered to the investors at the closing of the purchase and sale of the Offered Securities with a legend on them stating that the securities have not been registered under the Securities Act and, therefore, cannot be sold unless the sale is registered under the Securities Act or unless an exemption from registration is available.  Each investor undertakes in the securities purchase agreement that the Offered Securities may be resold only in accordance with the shelf registration statement, pursuant to Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act.

You can normally satisfy the prospectus delivery requirement by disclosing to a selling broker the existence of the requirement to sell your shares in accordance with the shelf registration statement covering the shares and making arrangements with such broker to note the existence of such prospectus in the confirmation delivered in connection with any such sale.

We reserve the right, in our sole discretion and for any reason, prior to our execution of the securities purchase agreement, to change and withdraw some or all of this offering and accept or reject some or all of any prospective investment in the Offered Securities or to allot to you less than the number of Offered Securities that you desire to purchase.  We will have no liability to any investor or recipient of this Confidential Private Placement Memorandum in the event that we take any of these actions.

The information presented and incorporated by reference in this Confidential Private Placement Memorandum was prepared by us and is being furnished by the Placement Agent solely for your use in connection with this offering.  The Placement Agent makes no representations as to us or our past or future performance.  The Placement Agent expressly disclaims any representations respecting any projections concerning our future operating results or acceptance of our services and technologies that are included in this Confidential Private Placement Memorandum.

In considering our historical performance information contained in this Confidential Private Placement Memorandum, you should bear in mind that past performance is not necessarily indicative of future results and we cannot assure you that we will achieve comparable results in the future. Further, as disclosed in this Confidential Private Placement Memorandum and the section titled Risk Factors, we are about to acquire Trace Energy Services Ltd., which will materially change our business going forward.

This Confidential Private Placement Memorandum (together with any amendments or supplements and any other information that may be furnished to you by us or the Placement Agent) includes or may include certain statements, estimates and forward-looking projections with respect to our anticipated future performance or the performance of the industry in which we participate.  Such statements, estimates and forward-looking projections reflect various assumptions that may or may not prove to be correct and involve various risks and uncertainties.  The Placement Agent has not participated in the preparation of, and takes no responsibility for, any of these statements, estimates or projections. Neither we nor the Placement Agent assume any responsibility to update the information contained in this Confidential Private Placement Memorandum or any other information that we or the Placement Agent may furnish to you.

FORWARD-LOOKING STATEMENTS

This Confidential Private Placement Memorandum contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “expects,” “future,” “intends,” “assuming,” “projects,” “plans” and similar expressions or the negative of those terms or other comparable terminology.

Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include equipment failures, technological changes, volatility of securities markets, government regulations and economic conditions and competition in the areas in which we conduct our operations. Other important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this Confidential Private Placement Memorandum are set forth under the heading “Risk Factors” on page 7 of this Confidential Private Placement Memorandum and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, and elsewhere in the documents incorporated by reference in this Confidential Private Placement Memorandum. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

We have retained RBC Capital Markets Corporation to act as our exclusive placement agent in connection with arranging, on our behalf and on a reasonable efforts basis, the private placement of the Offered Securities.  The Placement Agent will act as the primary contact for you and will be available to consult with you as to the terms of this offering.

All communications or inquiries relating to these materials and the purchase of the Offered Securities should be directed to the following individuals:

RBC Capital Markets Corporation

One Liberty Plaza, 6th Floor

165 Broadway

New York, New York 10006

Attn:	Eric Hansen Director	Attn:	Greg Lee Vice President	Attn:	Sreeja Kartha Associate
Tel:	(212) 428-6550	Tel:	(212) 428-6606	Tel:	(212) 428-6277
Fax:	(212) 858-7479	Fax:	(212) 858-7479	Fax:	(212) 858-7479

We will undertake to make available to you, during the course of the transaction and prior to sale of the Offered Securities, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in this Confidential Private Placement Memorandum.  Any additional information will be made available to you only to the extent our management possesses the information or can obtain it without unreasonable effort or expense.

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we file periodic reports, proxy statements and other information with the Securities and Exchange Commission.  Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 or on the Internet at http://www.sec.gov.  Copies of all or a portion of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission upon payment of prescribed fees.  Please call the Securities and Exchange Commission at (800) SEC-0330 for further information about the Public Reference Room.

We are incorporating by reference into this Confidential Private Placement Memorandum the documents listed below that we have filed with the Securities and Exchange Commission:

•                  Annual Report on Form 10-KSB for the year ended December 31, 2004;

•                  Quarterly Report on Form 10-Q for the three month period ended March 31, 2005; and

•                  Current Report on Form 8-K dated August 4, 2005 related to our announced acquisition of Trace Energy Services Ltd.

We incorporate by reference into this Confidential Private Placement Memorandum any future filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, until the termination of this offering.  This means that we can disclose important business, financial and other information in this Confidential Private Placement Memorandum by referring you to the publicly filed documents containing this information.  All information incorporated by reference is part of this Confidential Private Placement Memorandum, unless and until that information is updated and superseded by the information contained in this Confidential Private Placement Memorandum or any information later incorporated.

EXECUTIVE SUMMARY

Company Overview

Geokinetics is a technologically-focused oilfield service company involved in the acquisition and processing of high resolution seismic data for the petroleum industry.  Through our subsidiary, Quantum Geophysical, Inc., we provide seismic surveying services in the Gulf Coast, Mid-Continent and Rocky Mountain regions of the United States.  Our seismic acquisition segment acquires primarily three dimensional (“3D”) seismic data in land, marsh and swamp (“transition zone”) environments in the United States.  Our acquisition services customers include many U.S.-based independent exploration and production (“E&P”) companies.  Our data processing subsidiary, Geophysical Development Corporation (“GDC”), is an independent provider of proprietary seismic data processing services.  The customer base for our data processing services, which are both onshore and offshore, includes many independent E&P companies.

Our revenues for the first six months of 2005 totaled $26,588,817, as compared to $21,345,991 for the same period of 2004, an increase of 25%.  This increase in revenue is primarily attributable to our seismic acquisition segment.  Seismic acquisition revenue for the first six months of 2005 totaled $24,321,748, as compared to $19,997,657 for the same period of 2004, an increase of 22%.

Our EBITDA for the first six months of 2005 totaled $579,077, as compared to $(996,767) for the same period of 2004.  For the three months ended June 30, 2005, our EBITDA totaled $369,108, as compared to $(1,055,864) for the same period of 2004.

For the nine months ended September 30, 2005, our revenues totaled $42,106,747, as compared to $33,441,680 for the same period of 2004, an increase of 26%.  Our EBITDA for the first nine months of fiscal 2005 totaled $1,306,841 as compared to $69,594 for the same period of year 2004, an increase of 1,778%.

Summary of Trace Transaction

On August 1, 2005, we announced that we had entered into an agreement to purchase all of the stock of Trace Energy Services Ltd. (“Trace”) of Calgary, Alberta, Canada for CDN $35,000,000 in cash (less the amount of any indebtedness of Trace on the date of acquisition), and 1,000,000 shares of our Common Stock.  The acquisition price is subject to certain additional adjustments as provided in the Stock Purchase Agreement dated July 29, 2005, between us and the shareholders of Trace.

Trace, with operations in the United States and Canada, performs 2-D, 3-D and 4-D seismic surveys, using both analog and digital seismic equipment for a wide range of customers exploring for oil and gas reserves.  Trace also has the technical capability to record shear waves data utilizing the System Four VectorSeis recording system (developed by Input/Output, Inc. [“I/O”]), an advanced recording system utilized in the seismic industry.

Trace’s revenues for the first six months of 2005 totaled USD $18,126,552, as compared to USD $18,806,270 for the same period of 2004, a decrease of 4%.  Trace’s EBITDA for the first six months of 2005 totaled USD $1,966,201, as compared to USD $3,009,156 for the same period of 2004.

Pro Forma Combined Operations

Unaudited Pro Forma Financial Statements assuming the combination of Geokinetics and Trace effective as of January 1, 2005, are included in this Confidential Private Placement Memorandum beginning at page F-2.  Such Unaudited Pro Forma Financial Statements show that, if Geokinetics and Trace had been combined as of January 1, 2005, combined revenues for the first six months of 2005 would have totaled $44,715,369 and EBITDA would have totaled $2,545,278.

Our internal review of our results and Trace’s results indicate that revenues for the three months ended September 30, 2005, on a combined basis, would have been approximately $25,816,000 and EBITDA would have totaled approximately $2,687,000 (inclusive of an EBITDA loss of approximately $864,000 at GDC).  These numbers have not been reviewed by either our auditors or Trace’s auditors.

The combined companies will be able to operate up to nine seismic crews in the North American market and will have approximately 32,000 channels of seismic recording capacity.

Proposed Offering

We are offering shares of our Common Stock for sale to prospective investors in order to raise an aggregate of USD $30,000,000.  Proceeds from this offering, if successful, will be utilized to complete the acquisition of Trace and as set forth in “Use of Proceeds” at page 7 of this Confidential Private Placement Memorandum.  The shares of Common Stock which we are offering will not be registered under the Securities Act, but we have agreed to promptly file a shelf registration statement to register such shares for resale under the Securities Act and applicable state securities laws.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $27.8 million after deducting $2.2 million of estimated offering expenses.

We expect to use the net proceeds from this offering for the following:

•                                          approximately $14.2 million to pay the cash portion of the acquisition price for Trace;

•                                          approximately $6.8 million to repay certain of our indebtedness (including approximately $2.4 million of the approximately $14.9 million in debt we expect to assume in the Trace acquisition);

•                                          approximately $3.1 million for capital expenditures during the six month period after closing to supplement our inventory of seismic acquisition equipment; and

•                                          the balance of approximately $3.7 million for working capital needs and general corporate purposes which may include further expansions of our seismic data acquisition operations and maintenance capital requirements.

The amount and timing of our actual expenditures for working capital needs and general corporate purposes will vary significantly depending on a number of factors, including such factors as the amount of cash generated by our operations. Accordingly, our management will have broad discretion in the application of the unallocated portion of the net proceeds generated from this offering. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use these proceeds. Pending our use of the net proceeds we receive from this offering, we will invest such proceeds in short-term investments (including overnight bank deposits, repurchase agreements and short-term bank certificates of deposit).

DESCRIPTION OF GEOKINETICS’ BUSINESS

The Company

Geokinetics is a technologically-focused oilfield service company involved in the acquisition and processing of high resolution seismic data for the petroleum industry.  Our seismic acquisition subsidiary, Quantum Geophysical, Inc., acquires seismic data in land, marsh and swamp (“transition zone”) environments in the United States.  Our acquisition services customers include many of the U.S.-based independent E&P companies and “spec” data companies.  Our processing subsidiary, GDC, is an independent provider of proprietary seismic data processing services.  The customer base for our data processing services, which are both onshore and offshore, includes many independent oil and gas companies.

Seismic Data Acquisition

We are engaged in land-based and transition zone seismic acquisition services on a contract basis for our clients.  Our equipment is capable of collecting both two dimensional (“2D”) and 3D seismic acquisition data, has a combined recording capacity of approximately 14,000 channels and can be configured to operate up to three crews.  Nearly all of our land and transition zone acquisition services involve 3D surveys.  We are currently operating three crews.  The majority of our seismic acquisition activities have taken place in the Gulf Coast, Mid-Continent and Rocky Mountain regions of the United States.

On a typical land seismic survey, the seismic crew is supported by a surveying crew that lays out the location of the lines to be recorded and identifies the sites for shot-hole placement, and a drilling crew (that creates the holes for the explosive charges that produce the necessary acoustical impulse) or a mechanical vibrating unit in areas where explosives are not utilized.  The seismic crew lays out the geophones and recording instruments, directs shooting operations and records the acoustical signal reflected from subsurface strata.  The survey crew and drill crew are typically provided by third parties and supervised by our personnel. A fully staffed 3D seismic crew typically consists of 35 to 50 people, including a party manager, an observer, a head linesman and crew laborers.  The number of individuals on each crew is dependent upon the size and nature of the seismic survey requested by the customer.  In order to field our third crew, we leased the necessary seismic acquisition equipment from an industry supplier and, effective July 1, 2005, exercised a buyout option for this equipment.

We use helicopters to assist our crews in seismic data acquisition in circumstances where such use will reduce overall costs and improve productivity.  These savings are achieved by deploying the crew and our equipment more rapidly and significantly reducing surface damages.

Seismic Data Processing

GDC, which was founded in 1981 to provide geophysical processing, interpretation, software and consultation services to the oil and gas industry, was acquired by us in April 1998.

We currently operate a seismic data processing center in Houston, Texas and a center near London, England.  Both centers are capable of processing 2D and 3D seismic data acquired from our own crews as well as data acquired by other geophysical crews.  A majority of our data processing services are performed on 3D seismic data.  Seismic data is processed to produce an image of the earth’s subsurface using proprietary computer software and techniques developed by us.  We also reprocess older seismic data using new techniques designed to enhance the quality of the data.

Our data processing center operates a high capacity clustered processing environment built around Advanced Micro Devices and Intel/Linux computers.  Our proprietary geophysical software has been modified to execute within a clustered computing environment.  This enabled us to replace our high end Sun Microsystems servers with low cost “computer clusters.”  We process land and marine seismic data and provide a full suite of seismic interpretation products and services.

The seismic data processing industry is highly technical, and the technological requirements for the acquisition and processing of seismic data have increased continually over time.  Thus, we must take steps to ensure that our technological capabilities are comparable or superior to those of our competitors, whether through continuing research and development, strategic alliances with equipment manufacturers or by acquiring technology under license from others.  We have introduced several technological innovations that have become industry-standard products in the seismic data processing business.

For many of the reasons discussed under “industry overview” below, demand for the services provided by our seismic data processing segment remains weak.  During our fiscal year ended December 31, 2004 and the six months ended June 30, 2005, our data processing segment generated EBITDA of $(2,754,052) and $(1,452,856) on revenues of $3,657,268 and $2,267,069, respectively.  It remains unclear if the results of our data processing segment will fully recover.

Industry Overview

Seismic surveys enable oil and gas companies to determine whether subsurface conditions are favorable for finding new oil and gas accumulations and assist oil and gas companies in determining the size and structure of previously identified oil and gas fields.  Seismic surveys consist of the acquisition and processing of 2D, 3D and four dimensional (“4D”) seismic data, which is used to produce computer generated graphic cross-sections, maps and 3D images of the subsurface.  These resulting images are then analyzed and interpreted by geophysicists and are used by oil and gas companies in the acquisition of new leases, the selection of drilling locations on exploratory prospects and in managing and developing producing reservoirs.  A new and growing trend in seismic technology is 4D seismic, where multiple 3D surveys are taken at the same location at different times.  The 3D surveys are compared and analyzed for differences associated with reservoir drainage.  With 4D surveying, oil and gas operators can optimize field development and production.

Seismic data is acquired by land, transition zone and offshore crews.  Seismic data is generated by the propagation of sound waves near the earth’s surface by controlled sources, such as dynamite or vibration equipment.  The seismic waves radiate into the earth and are reflected back to the surface with the information collected by strategically positioned data collection devices known in the industry as “geophones”.  This data is then input into a specialized data processing system that enhances the recorded signal by reducing noise and distortion and improving resolution and arranges the input data to produce an image of the subsurface.  3D seismic surveys collect far more information than previously used seismic methods, generating significantly greater detail about the underlying reservoirs.  With advances in equipment and computer power resulting in lower costs, 3D technology is now being applied to virtually all exploration ventures as well as field development and prospect delineation.  4D seismic surveying requires multiple 3D surveys to be acquired over the same field area over time and has wide applicability to older fields.

With the advent of modern 3D technology, the seismic industry has changed profoundly.  In the past the role of seismic, in particular 2D surveys, was restricted to that of simply illustrating gross structural features.  In contrast, 3D surveys provide detailed views of subsurface geologic structures and much higher resolution of the structures than is available from a 2D survey.  Moreover, 3D surveys have proven to be more reliable indicators of the oil and gas potential in the surveyed area than 2D surveys.  As a result, drilling based on 3D seismic surveys has improved the economics of discovering oil and gas by reducing risks and finding costs for the oil and gas industry.  Consequently, the demand for 3D seismic surveys has significantly increased in the past several years.  In technical literature, it is 3D seismic technology that is cited time and again as the technology most impacting exploration and production economics over the last ten years.  Additionally, as the image quality of 3D seismic has improved, the role of 3D seismic has expanded beyond the identification of exploration drilling prospects and into the realm of field development and production management.  4D seismic surveying further enhances the ability of operators to reduce development costs and production efficiency by adding the extra dimension of “time-lapse” analysis.  Subtle changes in the seismic response of the reservoir can be analyzed as the reservoir is drained.

Beginning in the late 1980’s, we believe a significant shift occurred in the seismic acquisition market from a market which had predominantly been driven by proprietary seismic surveys to a market driven by multi-client surveys.  This change began with marine or offshore seismic surveys, but eventually began to significantly impact land seismic surveys.  The major difference between a proprietary survey and a multi-client survey is the data acquired from a proprietary survey is exclusively owned by the customer whereas the data acquired from a multi-client survey is owned by the contractor and can be resold.  The reduced cost which customers generally enjoy from participating in a multi-client survey more than offset the loss of exclusive data ownership.  This fact and the general industry perception that seismic acquisition is a commodity business have been the primary reasons for the rapid expansion of multi-client data in both the onshore and the offshore markets.  Most exploration companies use processing, interpretation or in-house technology as a means of differentiation rather than acquired data.

Beginning with the deterioration of the price of oil which occurred in mid-1998 and continued into early 1999, the seismic service industry experienced a significant downturn that negatively impacted our operating and financial results.  Margins were significantly reduced, seismic acquisition equipment was under-utilized and a number of seismic service companies experienced financial difficulties.  Combined with continuing trends towards larger crews (higher channel counts) and more technologically capable equipment, it became clear that properly capitalized companies with access to lower cost of capital will have a significant advantage. Demand for our seismic acquisition services has improved significantly in 2005, with margins increasing somewhat.

These conditions also applied to the seismic data processing segment of the industry.  Beginning in 1998 margins deteriorated and the number of processing opportunities decreased.  In 2004 and 2005, we invested in and improved our computing infrastructure and proprietary technology base.  Seismic data processing companies with proprietary processing techniques, large computing infrastructure and industry recognized staffs have a significant advantage.

Capital Expenditures

The seismic service industry is capital intensive, primarily due to the high cost of seismic acquisition equipment.  We intend to continue to invest additional capital to upgrade and expand our seismic service capabilities.  The cost of sophisticated seismic acquisition equipment has increased significantly over the last several years.  The cost of equipping a crew with a state-of-the-art system such as an I/O System Four, can range from $6 to $10 million.  Our ability to expand our business operations is dependent upon the availability of internally generated cash flow and financing alternatives.  Such financing may consist of bank or commercial debt, equity or debt securities or any combination thereof.  There can be no assurance that we will be successful in obtaining sufficient capital to upgrade and expand our current operations through additional financing or other transactions if and when required on terms acceptable to us.  Any substantial alteration or increase in our capitalization through the issuance of debt or preferred securities or otherwise may significantly increase the leverage and decrease our financial flexibility.  Due to the uncertainties surrounding the changing market for seismic services, increases in technological requirements, and other matters associated with our operations, we are unable to estimate the amount of any financing that it may need to acquire, upgrade and maintain seismic equipment.  If we are unable to obtain such financing as and when needed, we will be forced to curtail our business objectives, and to finance our business activities with only such internally generated funds as may then be available.

Operating Conditions

Our seismic acquisition activities are often conducted under extreme weather, in difficult terrain and under other hazardous conditions.  As a result, these activities are subject to risks of injury to our personnel and loss of seismic acquisition equipment.  We maintain insurance against the destruction of our seismic acquisition equipment and injury to person and property that may result from our operations and consider the amount of such insurance to be adequate.  However, we are not fully insured for all risks (including business interruption), either because such insurance is not available or because we elect not to obtain insurance coverage because of cost.

Fixed costs, including costs associated with operating leases, labor costs, depreciation and interest expense account for a substantial percentage of our costs and expenses.  Accordingly, downtime or low productivity resulting from weather interruptions (including hurricanes like Rita in September 2005), reduced demand, equipment failures or other causes can result in significant operating losses.  During September 2005 we believe we lost ten days of seismic recording time as a result of delays caused by Hurricane Rita.

Although certain seasons generally provide better working conditions for the conduct of our seismic acquisition business, adverse weather conditions in the area of North America in which we are working may impact our revenues at any time throughout the year.  Seasonal weather patterns can vary from area to area in any particular year.

Marketing

Our seismic acquisition and seismic data processing services are marketed from our Houston office.  Our seismic data processing services conducted in the United Kingdom are primarily marketed from our United Kingdom office.

While we rely upon the traditional utilization of our personnel in making sales calls, we anticipate receiving a significant amount of work through word-of-mouth referrals and sales, repeat customer sales and our industry reputation and presence of our personnel.

Acquisition and data processing contracts are obtained either through competitive bidding, in response to invitations to bid, or by direct negotiation with a prospective client.  A significant portion of our contracts result from competitive bidding.  Contracts are awarded primarily on the basis of price, crew experience and availability, technological expertise and reputation for dependability and safety.

Seismic acquisition contracts, whether bid or negotiated, provide for payment on either a turnkey or a time basis or on a combination of both methods.  A turnkey contract provides for a fixed fee to be paid per square mile of data acquired.  Such a contract causes us to bear substantially all or any business interruption risk caused by weather delays and other hazards.  Time contracts provide for payments based on agreed rates per unit of time, which may be expressed in periods ranging from days to months.  This type of contract causes the client to bear substantially all of any business interruption risks.  When a combination of both turnkey and time methods is used, the risk of business interruption is shared by us and the client.  In either case, progress payments are usually required unless it is expected the job can be accomplished in a short period.  During the last twelve to eighteen months we have begun including language in our standard contracts which provide for additional payments to us if surveys are delayed by a specified number of bad weather days and for the payment of stand-by fees to us when surveys are delayed as a result of a third party’s failure to complete services within a projected time frame.  Our contracts for seismic acquisition have been predominantly on a turnkey or combination of turnkey/time basis.  Our contracts currently provide that the seismic data acquired by us is the exclusive property of our client.  Substantially all of our data processing contracts are on a turnkey basis.

Customers

Over the past several years, our principal seismic acquisition customers have included independent oil and gas companies, including Pogo Producing Company, Devon Energy, Kerr McGee, Noble Energy and Nexen Petroleum USA, and “spec” companies, including Seitel Data and Seismic Assistants, Ltd.  During the fiscal year ended December 31, 2004, seismic acquisition revenues totaled approximately $39,470,000.  Seitel Data accounted for approximately $11,093,000, representing 28% of our seismic acquisition revenues and approximately 26% of our consolidated revenues.  In addition, Pogo Producing Company accounted for approximately $5,570,000, representing 14% of our seismic acquisition revenues and approximately 13% of our consolidated revenues.  Seismic Assistants, Ltd. accounted for approximately $5,440,000, representing approximately 14% of our seismic acquisition revenues and approximately 13% of our consolidated revenues.  No other customer accounted for more than 10% of our seismic acquisition revenues.  During the six months ended June 30, 2005.  Seitel Data accounted for approximately $5,165,000, representing 21% of our seismic acquisition revenues and 19% of our consolidated revenues.  Samson Resources accounted for approximately $3,370,000, representing 14% of our seismic acquisition revenues and 13% of our consolidated revenues; and Gulfport Energy accounted for $3,450,000, representing approximately 14% of our seismic acquisition revenues and approximately 13% of our consolidated revenues.

Our data processing customers during the last eighteen months have included Forest Oil Company, Kerr McGee Corporation, Noble Energy Corp., Merlon Petroleum, and Nexen Petroleum USA.  During the fiscal year ended December 31, 2004, and the six months ended June 30, 2005, no customer of our seismic data processing segment accounted for 10% or more of our consolidated revenues.

Backlog

At March 31, 2005 and September 30, 2005, our backlog of commitments for services was approximately $29,600,000 and approximately $72,900,000, respectively.  We believe that this increase in our backlog is reflective of increased industry demand for our services, higher spending by E&P companies, and a larger number of drilling rigs operating in North America.  This backlog consists of written orders or commitments believed to be firm.  We anticipate that substantially all of our September 30, 2005 backlog will be completed in the next 12 months.  Contracts for services are occasionally varied or modified by mutual consent and in certain instances are cancelable by the customer on short notice without penalty.  As a result of these factors, our backlog as of any particular date may not be indicative of our actual operating results for any succeeding fiscal period.

Competition

The acquisition and processing of seismic data for the oil and gas industry is highly competitive.  Although reliable comparative figures are not available, we believe our principal competitors have more extensive and diversified operations and also have financial, operating and other resources substantially in excess of those available to us.  Competitive factors include the type and capability of equipment used to conduct seismic surveys and that equipment’s availability.  In addition to price, the performance and dependability of a crew significantly affect a potential customer’s decision to award a contract to us or one of our competitors.

Our major competitors in the seismic acquisition industry include Dawson Geophysical Company, Veritas DGC, Eagle Geophysical, PGS, and Tidelands Geophysical.

Our principal competitors in the seismic data processing segment include Veritas DGC, PGS, Geotrace, GX Technology, WesternGeco, and numerous other smaller companies.

Regulation

Our operations are subject to numerous federal, state and local laws and regulations.  These laws and regulations govern various aspects of operations, including the discharge of explosive materials into the environment, requiring removal and clean-up of materials that may harm the environment or otherwise relating to the protection of the environment and access to private and governmental land to conduct seismic surveys.  We believe that we have conducted our operations in substantial compliance with applicable laws and regulations governing our activities.

Our HS&E Manager (health, safety and environmental) for the seismic acquisition segment is generally responsible for our meeting and remaining in compliance with applicable regulatory requirements.  We also have supervisors who maintain and administer our health, safety and environmental programs for our field personnel.  The costs associated with our HSRE personnel, such as salaries and benefits, are not material to our overall financial condition.  The costs of acquiring permits and remaining in compliance with environmental laws and regulations, title research, environmental studies, archeological surveys and cultured resource surveys are generally borne by our customers.

Although the costs of complying with applicable laws and regulations have historically not been material to us, the changing nature of such laws and regulations make it impossible to predict the costs or impact of such laws and regulations on our future operations.

Technology

We rely on certain proprietary information, trade secrets, and confidentiality and licensing agreements (collectively, “Intellectual Property”) to conduct our current operations.  Our future success will depend, in part, on our ability to maintain and preserve our Intellectual Property, without infringing the rights of any third parties.  There can be no assurance that we will be successful in protecting our Intellectual Property or that our competitors will not develop technologies that are substantially equivalent or superior to our technologies.  We continue to incur expenses associated with technology development and expect that such expenditures will continue as our expansion into other areas of seismic operations develops.  During the last two years, we have spent approximately $1,900,000 on ongoing technology development projects.

Employees

At September 30, 2005, we had approximately 260 employees, all of which were full-time employees.  None of our employees are parties to a collective bargaining agreement.  We consider relations with our employees to be good.

Description of Properties

In September 2001, we relocated our corporate headquarters, our seismic data processing operation and certain of our seismic acquisitions operations to One Riverway, Houston, Texas 77056.  We lease approximately 18,500 square feet of office space at our current location under a lease expiring November 30, 2007.  Our current annual rent under this lease is $412,884.  In addition, we own approximately one acre of property in Brookshire, Texas, which is serving as our maintenance facility for our seismic acquisition operations.  The Brookshire property consists of a facility of approximately 5,400 square feet where maintenance activities are conducted, and a smaller storage facility of approximately 1,200 square feet.  The Brookshire facility is subject to a Deed of Trust, Security Agreement and Fixtures Financing Statement dated March 1, 1996 from another of our subsidiaries, Quantum Geophysical Services, Inc., as mortgagor, to Benefit Life Insurance Company, as mortgagee.  We currently have no plans to renovate, improve or develop any of the foregoing properties, and believe each of the properties is adequately covered by insurance.  We believe that our present facilities are sufficient for the foreseeable future.

We do not invest in real estate, interests in real estate or real estate mortgages and do not acquire assets primarily for capital gain or primarily for income.

Litigation

As of this date, neither we nor any of our subsidiaries is a party to any pending legal proceedings other than certain routine litigation that is incidental to our seismic surveying business and that we believe will not materially impact our business.  Moreover, we are not aware of any such legal proceedings that are contemplated by governmental authorities with respect to us, any of its subsidiaries, or any of their respective properties.

TRACE ACQUISITION

Overview of Trace

Headquartered in Calgary, Alberta, Trace provides seismic services to exploration and production companies in the oil, gas, and mining industries, and it specializes in the acquisition of land-based seismic surveys in North America. Trace is a leader in the market for next generation full-wave (multi-component) seismic technology. It was the first seismic contractor in North America to use VectorSeis, the state-of-the-art data acquisition technology developed by Input/Output, Inc.  Through a strategic relationship with I/O and Apache Corporation, Trace has proven the VectorSeis technology in the field, has demonstrated its benefits to E&P companies, and has provided Trace with important, experience with the new technology.

Trace has the capability to deploy as many as six land acquisition crews (with a combined recording capacity of 18,000 channels) in Western Canada and the United States.  Trace’s crews utilize wheeled, track or buggy mounted vibrator operations, and wheeled, tracked or heli-portable dynamite operations using I/O System II, I/O System IV or I/O Vectorseis technology.

Locations of Equipment and Jobs

Trace’s crews operate from several support bases throughout the U.S. and Canada, including Midland, Texas; Calgary, Alberta; and Norman Wells, Northwest Territories.  Trace’s presence in Norman Wells, in the Northwest Territories of Canada, has helped Trace establish a reputation in the remote regions of the Arctic.  By having equipment located in several strategic locations throughout the U.S. and Canada, Trace is able to more cost-effectively perform jobs throughout North America.

Crew Operation

Trace typically has anywhere from three to six crews working simultaneously on different projects throughout the U.S. and Canada. Most assignments last from one to three months, though project lengths can vary considerably. Trace has a pool of assets (equipment and people) that it configures into crews of various sizes, depending on the job and project flow. The majority of Trace’s contracts in 2005 have been time-based. Trace’s crews typically have 50 to 75 individuals consisting of skilled personnel, semi-skilled personnel, and laborers. All of Trace’s crews have the ability to collect seismic data using a variety of methods. Trace uses both dynamite (60-70% of business) and vibrators (30-40% of business) as energy sources for data collection. This flexibility enables Trace to operate in situations that may require a change of plan to complete the job in a timely manner.

Clients

Trace’s client base is composed primarily of participants in the oil and gas industry, including E&P companies, data-processing companies, and seismic contractors involved in multi-client surveys. Currently, approximately 95% of Trace’s revenues are derived from the oil and gas industry, while the remaining 5% are derived from the mining industry. Trace has established relationships with E&P companies, including Apache, Anadarko, EnCana, BP, Chesapeake, ChevronTexaco, and Occidental Petroleum.

Backlog

At September 30, 2005, Trace had a backlog of commitments for services of approximately US $35,000,000.  We anticipate that substantially all of Trace’s September 30, 2005 backlog will be completed in the next 12 months.  This backlog consists of written orders or commitments believed to be firm.  Trace’s contracts for services are occasionally varied or modified by mutual consent and in certain circumstances are cancelable by the customer of short notice without penalty.  As a result of these factors, Trace’s backlog as of any particular date may not be indicative of its actual operating results for any succeeding fiscal period.

Suppliers

Trace’s most-significant supplier is I/O, which designs and sells key seismic equipment that Trace uses to acquire traditional and full-wave data. Trace does not have exclusive rights to use I/O’s VectorSeis technology, although it was the first company to use the technology in North America.  Trace does not use seismic systems produced by vendors other than I/O. The other suppliers used by Trace consist primarily of subcontracted suppliers of seismic surveying equipment and manpower, line-clearing services, helicopter and pilot chartering, and dynamite.  Trace’s front-end service suppliers provide a variety of services that must be performed in preparation for Trace’s actual gathering of seismic data.  The back-end suppliers provide services after Trace has finished with its data acquisition. While Trace contracts this work to other companies, Trace remains in charge of the management and coordination of all these outsourced services.

Management

Trace’s senior managers – James White and David Smiddy – joined Trace on a full-time basis in 2004. Though relatively new to Trace, they both have significant experience and expertise in the industry. Additionally, Trace’s senior management team is supported by experienced senior level supervisors and field managers, most of whom have significant tenures with Trace.

Employees

At September 30, 2005, Trace had approximately 254 employees.  During Trace’s peak winter season, Trace will have approximately 400 employees (including contract labor).  None of Trace’s employees are parties to a collective bargaining agreement and Trace considers relations with its employees to be good.

Anticipated Benefits of Trace Acquisition

We believe that the acquisition of Trace will provide us with several strategic and operational benefits:

•                                          Expansion of Operating Footprint in North America including Canadian Arctic Region, California and Appalachian Mountains

The Company will expand into the Canadian Arctic, California, and the Appalachian Mountain region.  Trace is the only major contractor operating in California and the largest seismic contractor operating in much of the Appalachian Mountains region.  These areas provide the Company with new business opportunities as well as the potential for long-term growth within each respective market.

•                                          New Customer Contacts

The Company’s roster of customers has little overlap with Trace’s customer roster.  Trace has performed substantial services for certain significant customers (including BP, OXY and Apache) with which the Company has done little or no business.

•                                          Additional Seismic Acquisition Crews

The addition of six crews from the Trace acquisition will provide the Company with greater flexibility in staffing different sized projects.  Trace’s seismic crews are highly skilled and are experienced in a variety of methods of seismic data acquisition.  The flexibility from the increased number of crews will allow the Company to bid on and complete projects it previously would not have had the ability to bid on and complete, including certain projects in both the large-channel and small-channel markets.  The combined seismic crews will enable the Company to pursue and profitably complete opportunities in a wide variety of terrains, climatic conditions, and geological requirements.

•                                          Additional Seismic Equipment

Geokinetics will acquire a total of 18,000 additional channels of seismic recording equipment from Trace, including 6,000 channels of I/O System Four analog equipment and 3,000 stations of I/O VectorSeis equipment.  Trace’s equipment will complement and expand our capabilities, and will allow us to configure crews of different sizes to work on both large-channel and small-channel jobs.

•                                          Better Equipment Utilization

We anticipate that, under certain circumstances, we will be able to move some of the equipment acquired from Trace to the United States when adverse weather conditions in Canada prevent seismic crews from operating.  Additionally, Trace’s additional seismic equipment is expected to reduce our need to rent equipment for certain projects and will, as a result, reduce operating expenses.

•                                          First User of the New VectorSeis Technology

Trace was the first seismic contractor in North America to use VectorSeis, the state-of-the-art data acquisition technology developed by I/O.  Through a strategic alliance with I/O and Apache Corporation, Trace has proven the VectorSeis technology in the field and has demonstrated its benefits to E&P companies.  Trace’s first-mover status has provided Trace with important, experience with the new technology.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this Confidential Private Placement Memorandum, including our financial statements and related notes, in evaluating an investment in our common stock. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. The trading price of our Common Stock could decline due to the realization of these risks, and you could lose all or part of your investment.

Risks Related to Planned Acquisition of Trace

We may not realize the benefits we anticipate from the Trace acquisition or be successful in integrating the operations, personnel or technology of Trace with our existing operations.

•                                          We have not completed the acquisition of Trace; there are significant conditions to closing; and there is a possibility that the acquisition may not close as anticipated.

•                                          The Trace acquisition will result in a material amount of our revenue being derived from foreign sales, which poses foreign currency risks.

•                                          A significant part of our operations will be subject to additional foreign regulatory requirements.

•                                          The Trace acquisition may prove to be worth less than we paid:

•                                          The acquisition may not produce revenues, earnings or cash flow at anticipated levels;

•                                          Trace’s new VectorSeis technology may not achieve broad market acceptance;

•                                          We may be unable to integrate Trace successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems; and

•                                          We may be unable to retain management and skilled and technically knowledgeable employees.

•                                          The Trace acquisition could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures.

•                                          The Trace acquisition may require significant working capital in future periods due to the cyclical nature of its business in Canada.

•                                          The Trace acquisition will require significant external capital and we will incur or assume substantial indebtedness to complete the acquisition.

•                                          Trace’s bank facility has been in default in the past and there can be no assurance that Trace will not be in default in the future.

Risks Related to Our Business

Our business, which will include Trace’s business, is subject to numerous ongoing risks.

•                                          If the demand for oil and gas in the United States or the level of capital expenditures by oil and gas companies were to decline, demand for our services would decline and our results of operations would be adversely affected.

•                                          Our revenues are subject to fluctuations that are beyond our control which could adversely affect our results of operations in any financial period.

•                                          Our surveying operations are subject to delays related to obtaining land access rights of way from third parties which could affect our results of operations.

•                                          We face intense competition in our business and relatively low barriers to entry that could result in downward pricing pressure.

•                                          We may be unable to attract or retain skilled and technically knowledgeable employees.

•                                          Capital requirements for our operations are significant. If we are unable to finance these requirements our ability to continue our expansion and maintain profitability could be affected.

•                                          Technological change in our business creates risks of technological obsolescence and requirements for future capital expenditures. If we are unable to keep up with these technological advances, we may not be able to compete effectively.

•                                          We may not be able to generate sufficient cash flows to meet our operational growth, fund ongoing capital expenditures, working capital needs, debt repayments, related interest payments, and expected future losses in our data processing business.

•                                          Our data processing segment, GDC, continues to incur high fixed costs.  The segment continues to be unprofitable and is expected to incur losses for the foreseeable future.  We may not be able to make GDC a profitable business segment.

•                                          We may not be able to satisfy the financial covenants that may be included in the debt obligations we assume in connection with the acquisition of Trace.

•                                          Downtime or delays resulting from weather interruptions, reduced demand, equipment failures or other causes can result in significant additional expenses and operating losses.

•                                          Our seismic acquisition contracts are generally on a turnkey or combination of turnkey/time basis. This causes us to generally bear substantially all the risks of business interruption caused by weather delays (including from hurricanes like Rita in September 2005), other hazards and reliance on subcontractors preferring required preparatory work.

•                                          We rely on a limited number of key suppliers for specific seismic services and equipment.

•                                          We depend upon a limited number of key personnel and the success of the business depends to a significant extent upon the abilities and efforts of the members of its senior management.

•                                          Our business is subject to governmental regulation which may adversely affect our future operations.

•                                          Our field operations may incur substantial liabilities to comply with environmental laws and regulations.

•                                          Our surveying operations expose our employees to hazardous working conditions in difficult environments which can result in injuries to our personnel and, in certain circumstances, loss of life.

•                                          Our level of indebtedness may adversely affect operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due.

Risks Related to Our Common Stock

•                                          Our Common Stock is very illiquid and its price has been and may continue to be volatile in the indefinite future.  The market price of our Common Stock could be subject to significant fluctuations, and may decline. The following factors could affect our stock price:

•                                          Our operating and financial performance and prospects;

•                                          Quarterly variations in the rate of growth of key financial indicators, such as our net income per share, overall net income and revenues;

•                                          Changes in revenue or earnings estimates or publication of research reports by analysts covering the Company;

•                                          Speculation in the financial press or investment community;

•                                          General market conditions, including fluctuations in energy prices; and

•                                          Domestic and international economic, legal and regulatory factors unrelated to our specific performance.

•                                          We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business.  In addition, the agreements governing some of our current indebtedness prohibit us from paying dividends.  Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

•                                          Provisions under Delaware law could delay or prevent a change in control of our company, which could adversely affect the price of our Common Stock.

•                                          Conversion of our outstanding Preferred Stock into Common Stock will dilute the ownership interests of existing common stockholders.

•                                          If we, or our existing stockholders holding registration rights, sell additional shares of our Common Stock after this offering, the market price of our Common Stock could decline.

•                                          We believe that additional opportunities to make acquisitions in the seismic acquisition industry may arise in the future.  If we elect to pursue any such opportunity, the issuance of additional securities to finance the acquisition would dilute the interests of existing holders of our Common Stock.

MANAGEMENT

Executive Officers and Directors

Set forth below are the names, ages and positions of our directors and executive officers.  Each of the directors named below were elected at the our last Annual Meeting of Stockholders for a term of one year or until their successors were elected, except that David A. Johnson and Daniel Frank Harrison were appointed to fill vacancies in the our Board of Directors.  Each of the directors named below will be nominated at our next Annual Meeting of Stockholders to serve on our Board of Directors for additional one-year terms or until their successors are elected.

Name	Age	Position With Company	Office Held Since

William R. Ziegler	63	Chairman (non-executive) and Director	1997
David A. Johnson	54	President, Chief Executive Officer and Director	2003
Michael A. Dunn	51	Vice President	1997
Thomas J. Concannon	52	Vice President and Chief Financial Officer	1997
Michael A. Schott	60	Vice President of Financial Reporting and Compliance	1998
Lynn A. Turner	56	President of Quantum Geophysical, Inc.	1997
M. Lee Bell	58	President of Geophysical Development Corporation	2004
Christopher M. Harte	57	Director	1997
Steven A. Webster	54	Director	1997
Daniel Frank Harrison	57	Director	2003

There are no family relationships between any of our directors or executive officers.

William R. Ziegler, age 63, has served as a member of the Board of Directors since August 1, 1997 and has served as the Company’s Chairman (non-executive) since February 2, 1999.  Mr. Ziegler is of counsel to the law firm of Satterlee Stephens Burke & Burke, LLP, located in New York, New York.  Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P. which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999.  Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York (1993 - May 1994), and a predecessor law firm, Whitman & Ransom (since 1976).  Mr. Ziegler is a director and Vice Chairman of Grey Wolf, Inc. (an international land drilling company), a director of Flotek Industries Inc. (an oil services equipment supplier), a general partner of Somerset Capital Partners and a managing member of Blackhawk Investors II, L.L.C.

David A. Johnson, age 54, has served as a member of Board of Directors and as our President and Chief Executive Officer since October 1, 2003.  Most recently, Mr. Johnson served as President, Worldwide Deepwater Division, of Phillips Petroleum.  Prior to this, Mr. Johnson served as Vice President Exploration of Spirit Energy 76 from 1997 to 2000 and Senior Vice President Exploration and Land of Vastar Resources from 1995 to 1996.  From 1973 to 1995, Mr. Johnson held a variety of managerial positions with Shell Oil, including General Manager-Geophysics.

Michael A. Dunn, age 51, has served as our Vice President and Chief Technology Officer of the Company since August 18, 1997.  Prior to joining us, Mr. Dunn was employed for 18 years by Shell Oil Company, most recently as Technology Manager at its Exploration and Production Research Center.  Mr. Dunn has over 20 years background in all aspects of geoscience, including seismic acquisition, seismic processing, exploration and research.

Thomas J. Concannon, age 52, has served as our Vice President and Chief Financial Officer since July 15, 1997.  Prior to joining us, Mr. Concannon worked for four years as a private consultant for various energy companies.  Prior to that time, Mr. Concannon served as President of NJR Energy, an exploration company and as a director of its parent company, NJ Resources, Inc.  Mr. Concannon has over 20 years of energy industry experience.

Michael A. Schott, age 60, has served as our Vice President of Financial Reporting and Compliance and Secretary since August 5, 1998. Prior to joining us, Mr. Schott served eight years as a Vice President and shareholder of a public accounting firm in San Antonio, Texas.  Prior to that time Mr. Schott served as Controller, then Senior Vice President and Treasurer of Venus Oil Company.  Mr. Schott is a Certified Public Accountant with more than 30 years of experience, including 10 years in the oil and gas exploration industry and 20 years in the practice of public accounting.  Mr. Schott is a member of the Texas Society of Certified Public Accountants and the American Institute of CPAs.

Lynn A. Turner, age 56, serves as the President of Quantum Geophysical, Inc., Mr. Turner served as our President and Chief Operating Officer from July 28, 1997 until September 30, 2003. Prior to joining us, Mr. Turner was employed for six years by Fairfield Industries, Inc., a provider of seismic acquisition services, most recently as Senior Vice President and Manager of Data Acquisition.  Mr. Turner has more than 25 years of experience in the seismic data acquisition business.  Upon completion of the Trace acquisition, Mr. Turner will serve as the President of our Quantum/Trace U.S. operations.

M. Lee Bell, age 58, has served as the President of Geophysical Development Corporation since April 1, 2004.  Prior to joining us, Dr. Bell served as Global General Manager, Seismic Reservoir Services, of WesternGeco.  Prior to that position, Dr. Bell served as Vice President of Technology at WesternGeco.  From 1998 to 2000, Dr. Bell served as President of Geosignal, a division of Western Geophysical.  Dr. Bell has more than 25 years experience in the seismic data processing industry.

Christopher M. Harte, age 57, is a private investor and has served as a member of our Board of Directors since August 1, 1997.  From 1992 to 1994, Mr. Harte was the President of Portland Newspapers, Inc.  Mr. Harte is a director of several corporations, including Harte-Hanks, Inc. (a direct marketing and shopper publishing company) and Crown Resources Corporation (a precious metals mining company), and is an investor member of Blackhawk Investors II, L.L.C.

Steven A. Webster, age 54, has served as a member of our Board of Directors since August 1, 1997.  Mr. Webster is the Chairman of Carrizo Oil & Gas, Inc., an independent oil and gas company which is listed on the Nasdaq.  From January 1998 to June 1999, Mr. Webster served as the President and Chief Executive Officer of R&B Falcon Corporation, and from November 1991 to December 31, 1997, was the Chairman, Chief Executive Officer and Treasurer of Falcon Drilling Company, Inc., a marine oil and gas drilling contractor that, prior to becoming a wholly-owned subsidiary of R&B Falcon Corporation on January 1, 1998, was listed on the New York Stock Exchange.  Mr. Webster is Chairman of Global Energy Partners, an affiliate of Credit Suisse First Boston.  Mr. Webster serves as a director of Grey Wolf, Inc. (an international land drilling company), Crown Resources Corporation (a precious metals mining company), Carrizo Oil & Gas, Inc., Brigham Exploration Company, Goodrich Petroleum Corporation, Seabulk International, Inc., and as a trust manager of Camden Property Trust (a real estate investment trust).  Mr. Webster is also a general partner of Equipment Asset Recovery Fund (an investment fund), a general partner of Somerset Capital Partners, and a managing member of Blackhawk Investors II, L.L.C.

Daniel Frank Harrison, age 57, has served as a member of our Board of Directors since June 9, 2003.  Mr. Harrison is Managing Partner of Eufaula Energy, LLC.  Prior to this, Mr. Harrison served as President of Harding and Shelton, Inc. from 1999 to 2002 and Executive Vice President of Indian Oil Company from 1997 to 1999.  Mr. Harrison served as President and Chief Executive Officer of Boswell Energy Company from 1993 to 1997.  Mr. Harrison began his career in the oil and gas industry in 1980 with the Resource Analysis and Management Company.

Trace Management

James White, age 46, has served as Trace’s President since February, 2004.  Prior to joining Trace, Mr. White spent 25 years with WesternGeco, a leading seismic company, in a variety of operational roles.  Most recently he served as Vice President for North and South America, where he was responsible for all aspects of that company’s operations in North and South America.  Upon completion of the Trace acquisition, Mr. White will serve as the President of our combined Quantum/Trace seismic acquisition operations.

David Smiddy, age 50, has been employed by Trace full time since April of 2004, when he joined Trace as Vice President of Finance.  Since February 2005, Mr. Smiddy has served as Trace’s General Manager – Canada, with responsibility for overall operations and strategy for Canada.  Mr. Smiddy has over 18 years of experience in the oilfield-services industry and, prior to joining Trace, served in various operating financial roles at Sefel Geophysical, Beaver Geophysical, Kudu Industries, and Pulse Data.  Upon completion of the Trace acquisition, Mr. Smiddy will serve as President of our Trace/Canada operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2005, the number of shares of the Company’s Common Stock beneficially owned by (i) each person known by us (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than five percent of its voting securities, (ii) each director or nominee for election as a director, (iii) each executive officer, and (iv) all of our directors and officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of Common Stock owned by such holder.

Name and Address of Beneficial Owner or Group	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Steven A. Webster 1000 Louisiana, Suite 1500 Houston, TX 77002	Common	9,684,234 shares (2)	42.20

GeoLease Partners, L.P.	Common	7,063,158 shares	37.19

William R. Ziegler 230 Park Avenue, Suite 1130 New York, NY 10169	Common	7,028,234 shares (3)	34.64

Blackhawk Investors II, L.L.C. 14701 St. Mary’s Lane, Suite 800 Houston, TX 77079	Common	5,317,804 shares	28.00

Valentis SB LP	Common	5,317,803 shares	28.00

David A. Johnson One Riverway, Suite 2100 Houston, Texas 77056	Common	670,311 shares(5)	3.48

Christopher M. Harte P.O. Box 696 Spicewood, Texas 78669	Common	380,445 shares(4)	1.97

Lynn A. Turner One Riverway, Suite 2100 Houston, Texas 77056	Common	166,667 shares(5)	*

Michael A. Dunn One Riverway, Suite 2100 Houston, Texas 77056	Common	116,667 shares(5)	*

Thomas J. Concannon One Riverway, Suite 2100 Houston, Texas 77056	Common	116,667 shares(5)	*

Michael A. Schott One Riverway, Suite 2100 Houston, Texas 77056	Common	16,667 shares(5)	*

M. Lee Bell One Riverway, Suite 2100 Houston, Texas 77056	Common	116,667 shares(5)	*

All Directors and Executive Officers as a Group	Common	12,639,391 shares(6)	49.04

(1)           These percentages are calculated on the basis of 18,992,113 shares of Common Stock, that were issued and outstanding on September 30, 2005, plus, with respect to each person, group or entity listed, such number of shares of Common Stock as such person or entity has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such person or entity. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

(2)           Includes (i) 76,056 shares owned of record by Mr. Webster, (ii) 5,317,804 shares of Common Stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of Common Stock owned of record by Somerset Capital Partners (“ SCP “), since Mr. Webster is one of three general partners of SCP, (iv) 2,451,000 shares of Common Stock, assuming the conversion of Convertible Preferred shares owned of record by Mr. Webster, (v) 667,000 shares of Common Stock assuming, the conversion of Convertible Preferred shares owned of record by Kestrel Capital, L.P., since Mr. Webster is President of Peregrine Management, LLC, the sole General Partner of Kestrel Capital, L.P., and (vi) 833,000 shares of Common Stock, assuming the conversion of Convertible Preferred shares owned of record by Cerrito Partners, since Mr. Webster is the managing partner of Cerrito Partners.

(3)           Includes (i) 76,056 shares owned of record by Mr. Ziegler, (ii) 5,317,804 shares of Common Stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of Common Stock owned of record by SCP, since Mr. Ziegler is one of three general partners of SCP, and (iv) 1,295,000 shares of Common Stock, assuming the conversion of Convertible Preferred shares owned of record by Mr. Ziegler.

(4)           Includes 47,455 shares of Common Stock owned of record by Spicewood Family Partners of which Mr. Harte is the general partner and 333,000 shares of Common Stock, assuming the conversion of Convertible Preferred shares owned of record by Spicewood Family Partners.

(5)           Refers to vested stock options to purchase Common Stock held by the named executive.

(6)           Includes an aggregate of (i) 5,856,745 issued and outstanding shares beneficially owned by the directors and executive officers as a group, (ii) 1,203,646 shares of Common Stock that such persons have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such persons, and (iii) 5,579,000 shares of Common Stock, assuming the conversion of issued and outstanding Convertible Preferred shares beneficially owned by the directors and executive officers as a group.

MARKET FOR COMMON STOCK AND DIVIDENDS

Our Common Stock is traded on the NASDAQ OTC Bulletin Board under the trading symbol “GOKN.OB.”  As of September 30, 2005, the Company had 94 stockholders of record.

The following table sets forth the high and low closing bid for the Common Stock during our three most recent fiscal quarters and our last two fiscal years as reported by the National Association of Security Dealers on the NASDAQ OTC Bulletin Board.  The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Nine Months Ended September 30, 2005
Quarter Ended March 31, 2005	4.00	0.70
Quarter Ended June 30, 2005	2.75	1.80
Quarter Ended September 30, 2005	2.25	1.57

Twelve Months Ended December 31, 2004
Quarter Ended March 31, 2004	2.75	.25
Quarter Ended June 30, 2004	2.75	.52
Quarter Ended September 30, 2004	1.70	.50
Quarter Ended December 31, 2004	1.01	.51

Twelve Months Ended December 31, 2003
Quarter Ended March 31, 2003	.06	.01
Quarter Ended June 30, 2003	.60	.01
Quarter Ended September 30, 2003	.06	.06
Quarter Ended December 31, 2003	.30	.06

(1)                                  We completed a 1 for 100 reverse split of our Common Stock on May 2, 2003.

We have never paid cash dividends on our Common Stock and the Board of Directors intends to retain all of its earnings, if any, to finance the development and expansion of our business. In addition, we are prohibited from paying cash dividends under the documents governing certain of our indebtedness.  There can be no assurance that our operations will prove profitable to the extent necessary to pay cash dividends.  Moreover, even if such profits are achieved, future dividend policy will depend upon our earnings, capital requirements, financial condition and other factors considered relevant by our Board of Directors.